Exhibit 10.20


                                                                          Final



                    DATED 10 OCTOBER 2003




                    GE COMMERCIAL DISTRIBUTION FINANCE EUROPE LIMITED (1)

                    COMSTOR LIMITED                                   (2)

                    and

                    WESTCON GROUP EUROPEAN OPERATIONS LIMITED         (3)






                    -----------------------------------------------------
                    DEED OF NOVATION AND FINANCIAL UNDERTAKINGS
                    -----------------------------------------------------




Hammonds
7 Devonshire Square Cutlers Gardens London EC2M 4YH DX 136546 Bishopsgate 2 Telephone +44 (0)870 839 0000 Fax +44 (0)870 839 1001

Offices  and   Associated   Offices   Aosta  Berlin   Birmingham   Brussels
Hong  Kong  Leeds  London  Madrid  Manchester  Milan  Munich  Paris  Rome  Turin

Website  www.hammonds.com

Reference  GAM/GAM/DEU.005-0032
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                                                                          Final


                                    CONTENTS

1    DEFINITIONS AND INTERPRETATION:......................................   2

2    RECITALS:............................................................   3

3    REPRESENTATIONS AND WARRANTIES:......................................   3

4    NOVATION:............................................................   4

5    SUB SALE OF GOODS TO COMSTOR:........................................   5

6    COLLECTION OF OUTSTANDINGS:..........................................   5

7    CREDIT LIMIT:........................................................   5

8    DISTRIBUTIONS TO SHAREHOLDERS AND THE PROVISION OF LOANS TO
        RELATED ENTITIES:.................................................   5

9    TRANSFER OF SHARES...................................................   6

10   DEFAULT..............................................................   6

11   CLARIFICATION........................................................   6

12   GENERAL..............................................................   6







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                                                                          Final


DATE OF DEED OF NOVATION 10 OCTOBER 2003

PARTIES

(1) GE COMMERCIAL DISTRIBUTION FINANCE EUROPE LIMITED (Company Number 2549472) whose registered office is at 1 Station View, Guildford, Surrey, GU1 4JY ("CDF")

(2) COMSTOR LIMITED (Company Number 02898318) whose registered office is at Chandlers House, Wilkinsons Road, Cirencester, Gloucestershire, GL7 1YT ("Comstor")

(3) WESTCON GROUP EUROPEAN OPERATIONS LIMITED (Company Number 04411285) whose registered office is at Chandlers House, Wilkinsons Road, Cirencester, Gloucestershire, GL7 1YT ("Westcon Group")

1    DEFINITIONS AND INTERPRETATION:

In this deed the headings of clauses are for ease of reference only and shall not limit or affect the extent or meaning of any clause and except where the context otherwise requires:

1.1  the following expressions shall have the meanings assigned to them below:

"Affiliate"

an entity will be deemed to be an Affiliate of the person concerned if it is a member of the same group as such person, its partner, or (in addition to and without limiting the foregoing) any other person, firm, corporation or other entity that is directly or directly in control of, or controlled by or under common control with such person or any member of the group of which such person forms part. For the purpose of this definition control shall mean the possibility, directly or indirectly, to determine, or the right to exercise a dominant influence over, the management and policies of an entity, to appoint or remove the majority of directors, whether through ownership of shares or by contract or by the right or otherwise.

"the Conditional Sale Agreement"

a Conditional Sale Agreement between CDF and Comstor (as amended) dated 23 December 1997 a copy of which is attached in the Appendix to this Deed.

"the Business"

the business of the sale of products supplied by Cisco Systems International B.V. or an Affiliate pursuant to conditional sale terms undertaken by Comstor up to the date of this Deed;

"Intercompany Receivables" means the intercompany receivables as they are defined in the Deed of Debenture;


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"Obligations"

monetary and other liabilities and obligations, present or future, actual or contingent, arising under the Conditional Sale Agreement;

"Outstandings"

all amounts owing CDF under the Conditional Sale Agreement and remaining unpaid on the Effective Date;

"the Security Documents"

     (a) the Deed of Charge ("Deed of Charge") entered into by Weston Group in favour of CDF on about the date of this Deed

     (b) the Blocked Account Agreement entered into by Westcon Group in favour of CDF on or about the date of this Deed

     (c) [a Guarantee and Indemnity in respect of Comstor's obligations entered into by Westcon Group in favour of CDF on or about the date of this Deed]

"Subsidiary"

a company will be deemed to be a Subsidiary of Comstor if it is directly or indirectly under the control of Westcon Group or is otherwise a subsidiary of Westcon Group by virtue of Sections 736 and 736A of the Companies Act 1985 (as amended from time to time). The expression "group" bears the same meaning as in
Section 262 of the Companies Act 1985 (as amended from time to time);

1.2  the singular shall include the plural and vice versa;

2    RECITALS:

2.1 The Business has been transferred to Westcon Group and Westcon Group has assumed certain liabilities of Comstor on the date of this Deed.

2.2 Pursuant to the transfer of the Business as recited in clause 2.1 above Comstor wishes to assign to Westcon Group all its rights and interests in the Conditional Sale Agreement and Westcon Group has agreed to accept all the Obligations of Comstor under the Conditional Sale Agreement subject to the consent of CDF. CDF has agreed to give such consent subject to Westcon Group entering into this Deed and agreeing certain financial undertakings and the other provisions as set out in this Deed.

3    REPRESENTATIONS AND WARRANTIES:

3.1 On and from the Effective Date Westcon Group expressly represents and warrants in respect of itself:

     (a) all matters set out in clause 7 of the Conditional Sale Agreement as if they were set out verbatim in this Deed;


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     (b)  it is a limited liability company duly incorporated in England with full power and authority to own its assets and carry on its business as now being conducted;

     (c) it has all necessary power and has passed all necessary resolutions and obtained all necessary consents to enable it to enter into and give effect to its obligations and liabilities under the Conditional Sale Agreements and under the Security Documents and this Deed;

     (d) it will not be in breach of or violate any law, regulatory requirement or the terms of any agreement or undertaking entered into and binding on it by accepting and giving full effect to the provisions of the Conditional Sale Agreements, the Security Documents and this Deed;

     (e)  it is the legal and beneficial owner of the Intercompany Receivables;

     (f) that the obligations being assumed by it under this Deed are legal, valid and binding obligations, enforceable in accordance with the terms provided in this Deed;

     (g) it has not permitted to arise and undertakes that without the prior written consent of CDF it will not permit any lien mortgage charge or other encumbrance or any trust to be created which affects or may affect any of the Intercompany Receivables or any right therein.

3.2 Comstor and the Westcon Group jointly warrant and each of them severally warrants that the disposal and acquisition of the Business has been completed on the date of this Deed.

4    NOVATION:

Each of the parties hereby agree that:

4.1 any and all Obligations (whether discharged or undischarged, existing or future) of Comstor under or pursuant to the Conditional Sale Agreement shall be extinguished and new but identical obligations shall be created, assumed and performed by Westcon Group, as if Westcon Group had been the party referred to as the "Dealer" in the Conditional Sale Agreement the place of Comstor, with effect from the date of this Deed;

4.2 in consideration of the assumption Westcon Group of the Obligations pursuant to 4.1 upon the execution of this Deed CDF hereby releases and discharges Comstor from all its Obligations under the Conditional Sale Agreement and any claims, actions, liabilities, proceedings and any other responsibilities under or pursuant to the Conditional Sale Agreement except for claims, actions, liabilities, proceedings or any other responsibilities which have at the date of this Deed been actually asserted against Comstor and except as provided in clause 6 of this Deed.


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5    SUB SALE OF GOODS TO COMSTOR:

CDF hereby consents to Westcon Group selling Goods on arms length terms in the ordinary course of business under and pursuant to the Conditional Sale Agreement to Comstor notwithstanding that such sales would not be to an unconnected third party.

6    COLLECTION OF OUTSTANDINGS:

Comstor shall remain liable to CDF in respect of all Obligations which are Outstandings pursuant to the Conditional Sale Agreement until all the Outstandings have been fully discharged.

7    CREDIT LIMIT:

CDF agrees that Westcon Group's credit limit under the Conditional Sale Agreement shall be US$130,000,000.

8    DISTRIBUTIONS TO SHAREHOLDERS AND THE PROVISION OF LOANS TO RELATED
     ENTITIES:

Except as otherwise provided in clause 12 of this Deed, Westcon Group undertakes to CDF that, as long as the credit limit of Westcon Group is not reduced to zero and as long as any sum now is or may hereafter become payable, or any liability (whether actual or contingent and whether quantified or unquantified) remains undischarged under the Conditional Sale Agreement or pursuant to any security whatsoever held, or to be held, Westcon Group or any third party (including, without limitation, from any member of the group which Westcon Group forms part) in respect of its obligations or liabilities to CDF, it will not and will ensure and procure, that none of its Subsidiaries will, without the prior written consent of CDF (which will not be unreasonably withheld)

     (a) directly or indirectly declare or pay or otherwise distribute any dividend on any class of any present or future issued share capital or make any other income or any other analogous distribution to its shareholders or repay any loan, credit or financial accommodation of any nature whatsoever, to an Affiliate;

     (b) purchase or redeem or otherwise acquire any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders or set aside or otherwise deposit or invest any sums for that purpose or otherwise cause its share capital to be reduced;

     (c) make any investment in, or make any loans, credit or financial accommodations of any nature whatsoever available to any current or future Affiliate; or

     (d) give any guarantee or indemnity or other surety obligations or assurance (including, without limitation, any letter of comfort or support) or security to or for the benefit of any person or otherwise assume, incur or become liable for any indebtedness or liability, whether actual or contingent, or other commitment in respect of any obligation of any current Affiliate, relating to


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                                                                          Final


          any investment in or loans, credit or financial accommodations of any nature whatsoever made available to any current or future Affiliate by a third party;

     (e) allow any other act, omission, disposition or acquiescence (or any series of acts, omissions, dispositions or acquiescences) by, or on behalf, of Westcon Group which, directly or indirectly, has the effect, consequence, or result of bringing about any of the prohibited actions, matters or states mentioned in (a) to (d) (inclusive) above.

9    TRANSFER OF SHARES

Any transfer of shares in Westcon Group will require the prior written approval of CDF which shall not be unreasonably withheld.

10   DEFAULT

Any default in the provisions of this Deed will be considered a material breach (howsoever described) by Westcon Group under the Conditional Sale Agreements and each and every security held from Westcon Group, or any member o the group of which it forms part or from any other third party and will allow CDF to immediately terminate the Conditional Sale Agreements without notice and to reduce to credit limit to zero. Westcon Group hereby agrees to indemnify and hold CDF harmless from and against, and to contribute to CDF any costs, expenses, assessments, damages or liabilities of any nature whatsoever, including attorneys' fees, suffered or incurred by CDF in connection with any breach by Westcon Group of the provisions contemplated herein. This indemnification provision shall survive termination of this Deed except to the extent arising out of transactions occurring after termination of this Deed.

11   CLARIFICATION

For the avoidance of any doubt the parties hereto confirm that the terms of this Deed shall not prevent Westcon Group from purchasing goods from or selling goods to an Affiliate or a Subsidiary provided such purchase or sale takes place in the ordinary course of business of Westcon and the Affiliate or the Subsidiary and against such terms and conditions as a purchase from or sale to a third party would take place.

12   GENERAL

12.1 The terms and conditions of this Deed are hereby incorporated into the Conditional Sale Agreement as if fully set forth therein provided that in the event that there is a conflict between the terms and conditions of this Deed and the terms and conditions of the Conditional Sale Agreements shall be construed accordingly.

12.2 This Deed can only be amended in writing.

12.3 The rights vested in CDF pursuant to this Deed shall be in addition to and not in substitution for, its rights under the Conditional Sale Agreement and each and every security held, or to be held, from Westcon Group, any member of the group of which it forms part or from any other third party.


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                                                                          Final


IN WITNESS WHEREOF the parties have executed these presents as a deed the day and year first above written.



EXECUTED AND DELIVERED as a deed       )
by GE COMMERCIAL DISTRIBUTION          )
FINANCE LIMITED                        )    /s/ Steven Geerlinger
acting by*                             )    ...................................
Steven Geerlinger              Director)    Director
................................        )    ...................................
                                            Director/Co Secretary




EXECUTED AND DELIVERED as a deed       )
by COMSTOR LIMITED                     )    /s/ Alan Marc Smith
acting by*..                           )    ...................................
Alan Marc Smith &              Director)    Director
Annamarie Porcaro                      )    /s/ Annamarie Porcato
................................        )    ...................................
                                            **Secretary/Assistant





EXECUTED AND DELIVERED as a deed       )
by WESTCON GROUP EUROPEAN              )
OPERATIONS LIMITED                     )    /s/ Alan Marc Smith
acting by*..                           )    ...................................
Alan Marc Smith &              Director)    Director
Annamaie Porcaro                       )    /s/ Annamarie porcaro
................................        )    ...................................
                                            Secretary/Assistant



*   Insert full name
**  Delete as applicable



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                                                                          Final


                                    APPENDIX



                       Copy of Conditional Sale Agreement








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